As filed with the Securities and Exchange Commission on November 14, 2016
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PARKERVISION, INC.
(Exact name of registrant as specified in its charter)

Florida	59-2971472
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

7915 BAYMEADOWS WAY, SUITE 400
JACKSONVILLE, FLORIDA 32256
(Address of Principal Executive Offices)

PARKERVISION, INC. 2011 LONG-TERM INCENTIVE EQUITY PLAN
(Full title of the plan)

Jeffrey Parker, Chairman of the Board
ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256
(904) 732-6100
(Name, address and telephone number, including area code, of agent for service)

with a copy to:

David Alan Miller, Esq.
Graubard Miller
The Chrysler Building
405 Lexington Avenue - 19th floor
New York, NY 10174-1901

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share, newly reserved under the ParkerVision, Inc. 2011 Long-Term Incentive Equity Plan, as amended and restated	750,000 shares(2)	$3.21(2)	$2,403,750	$278.59
Total				$278.59

(1)
Pursuant to Rule 416, this registration statement also covers such additional securities that may be offered pursuant to the terms of the ParkerVision, Inc. 2011 Long-Term Incentive Equity Plan, as amended and restated, as a result of one or more adjustments under the plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Shares of common stock newly reserved under the ParkerVision, Inc. 2011 Long-Term Incentive Equity Plan, as amended and restated. Pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, the proposed maximum offering price per share was calculated on the basis of the average of the high and low prices of our common stock as reported on the NASDAQ Capital Market on November 9, 2016.

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

This Registration Statement is filed by ParkerVision, Inc. (the “Company”) to register additional securities issuable pursuant to the Company’s 2011 Long-Term Incentive Equity Plan, as amended and restated (the “Plan”), and consists of only those items required by General Instruction E to Form S-8. The Company hereby incorporates by reference into this Registration Statement the contents of the prior registration statements on Form S-8 relating to the Plan, filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2011 (File No. 333-178064) and July 30, 2014 (File No. 333-197741).

This document constitutes a part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

PROSPECTUS

PARKERVISION, INC.

Up to 1,950,000 Shares
Common Stock, par value $.01 per share

This prospectus relates to 1,950,000 shares of our common stock, par value $.01 per share, issuable in connection with stock-based awards that have been or may be granted under the ParkerVision, Inc. 2011 Long-Term Incentive Equity Plan, as amended and restated (the “2011 Plan”).

Pursuant to the registration statement of which this prospectus is a part, we may issue up to an aggregate of 1,950,000 shares of our common stock to our directors, officers, employees and consultants, in connection with stock-based awards, including upon the exercise of stock options, that have been granted to them or that may be granted to them in the future under the 2011 Plan.

Generally, the persons who acquire shares of our common stock in connection with stock-based awards, including upon exercise of stock options, granted under the 2011 Plan will be free to resell such shares in the public market without restriction, subject to our policies regarding trading in our securities while in possession of material, nonpublic information. However, certain persons, including our executive officers and directors, may resell such shares only under a registration statement with an appropriate prospectus, an exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), or pursuant to Rule 144 promulgated under the Securities Act. Additionally, persons acquiring restricted stock or deferred stock under the 2011 Plan, as described herein, do so subject to the terms, conditions and restrictions placed upon them by us and the 2011 Plan.

Our common stock is traded on the NASDAQ Capital Market under the symbol “PRKR.” On November 9, 2016, the closing sale price of a share of our common stock as reported was $3.25.

An investment in the securities offered in this prospectus involves a high degree of risk and should be considered only by investors who can afford to sustain a loss of their entire investment. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any such authority has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November [●], 2016

Unless otherwise indicated or unless the context otherwise requires, (i) all references in this prospectus to “we,” “us,” and “our” mean ParkerVision, Inc. and its subsidiaries, and (ii) all information gives effect to the 1-for-10 reverse stock split consummated on March 29, 2016.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our common stock is traded on the NASDAQ Capital Market.

We have filed with the SEC three registration statements on Form S-8 under the Securities Act (File Nos. 333-178064, 333-197741 and [●]) with respect to the securities offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statements and the attached exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statements, each statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered under this prospectus, you are referred to the registration statements and the exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or for free from the SEC’s website at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus or in a document previously incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all of the securities are sold or we deregister all securities then remaining unsold:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed on March 30, 2016 and amended on April 27, 2016);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 (filed on May 16, 2016) June 30, 2016 (filed on August 15, 2016), and September 30, 2016 (filed on November 14, 2016);

•
our Current Reports on Form 8-K dated January 15, 2016 (filed on January 19, 2016), January 21, 2016 (filed on January 21, 2016), January 25, 2016 (filed on January 25, 2016), February 25, 2016 (filed on February 26, 2016), March 24, 2016 (filed on March 29, 2016), April 14, 2016 (filed on April 15, 2016), May 27, 2016 (filed on May 31, 2016), June 1, 2016 (filed on June 6, 2016), July 6, 2016 (filed on July 7, 2016), July 8, 2016 (filed on July 8, 2016), July 15, 2016 (filed on July 18, 2016), August 12, 2016 (filed on August 18, 2016) and August 15, 2016 (filed on August 22, 2016);

•	Proxy Statement dated June 24, 2016, used in connection with the annual meeting of shareholders that was held on August 12, 2016; and

•
our Form 8-A declared effective on November 30, 1993, registering our common stock, under Section 12(g) of the Securities Exchange Act of 1934, as amended, and our Form 8-A effective on November 22, 2005, as amended on November 20, 2015, registering rights to purchase our Series E Preferred Stock, under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, any documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this prospectus.

We will furnish, without charge, upon written or oral request, to each person to whom this prospectus is delivered, a copy of any or all of the documents incorporated by reference (without such documents’ exhibits) and any or all of the documents required to be delivered under Rule 428(b) under the Securities Act. In addition, participants in the 2011 Plan may obtain additional information about the plan or its administration from us. Requests should be directed to, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256, telephone number (904) 732-6100, Attention: Chief Financial Officer.

The delivery of this document at any time does not imply that the included information is correct as of a time after the date of this prospectus. Statements in this document as to the provisions of the 2011 Plan are not necessarily complete and reference is made to the copy of the 2011 Plan, which is attached as Exhibit 10.1 to our Current Report on Form 8-K under the Securities Act filed with the SEC on August 18, 2016 (File No. 000-22904), and each such statement in this document is qualified in all respects by such reference.

OUR COMPANY

We are in the business of innovating fundamental wireless technologies. We design, develop and market our proprietary radio frequency, or “RF,” technologies and products for use in wireless communication products and applications. We have expended significant financial and other resources to research and develop our RF technologies and to obtain patent protection for those technologies in the United States, or the “U.S.,” and certain foreign jurisdictions. We believe certain patents protecting our proprietary technologies have been broadly infringed by others and therefore our business plan includes enforcement of our intellectual property rights through patent infringement litigation and licensing efforts. We have a three-part growth strategy that includes product and component sales and design services, intellectual property licensing and/or product ventures, and intellectual property enforcement.

Our principal office is located at 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256, and our telephone number is (904) 732-6100.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and other information included in our filings with the SEC which are incorporated herein by reference. The risks and uncertainties described below are not the only ones facing us. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations. Our business, financial condition or results of operation could be materially adversely affected by any of these risks. The trading price of our common stock could decline because of any one of these risks, and you may lose all or part of your investment.

Our financial condition raises substantial doubt as to our ability to continue as a going concern.

 Our independent registered certified public accounting firm has included in their audit opinion on our financial statements as of and for the year ended December 31, 2015 a statement with respect to substantial doubt regarding our ability to continue as a going concern. Our financial statements have been prepared assuming we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. If we become unable to continue as a going concern, we may have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The substantial doubt as to our ability to continue as a going concern may adversely affect our ability to negotiate reasonable terms with our suppliers and may adversely affect our ability to raise additional capital in the future.

We have had a history of losses which may ultimately compromise our ability to implement our business plan and continue in operation.

We have had losses in each year since our inception in 1989, and continue to have an accumulated deficit which, at September 30, 2016, was approximately $346.5 million. Our net losses for the nine months ended September 30, 2016 and for the year ended December 31, 2015 were approximately $15.8 million and $17.1 million, respectively. To date, our technologies and products have not produced revenues sufficient to cover operating, research and development and overhead costs. We will continue to make expenditures on patent protection and enforcement, research and development, marketing, and general operations in order to secure and fulfill any contracts that we achieve for the sale of our products or technologies. Our revenues in 2016 will not bring us to profitability and our current capital resources may not be sufficient to sustain our operations through 2016. If we are not able to generate sufficient revenues or obtain sufficient capital resources, we will not be able to implement our business plan and investors will suffer a loss in their investment. This may also result in a change in our business strategies.

We expect to need additional capital in the future. Failure to raise such additional capital may prevent us from implementing our business plan as currently formulated.

Because we have had net losses and, to date, have not generated positive cash flow from operations, we have funded our operating losses from the sale of equity securities from time to time and from loans from a litigation funding party. We anticipate that our business plan will continue to require significant expenditures for patent protection, research and development, marketing, and general operations. Furthermore, we expect that the implementation of significant cost reduction measures in order to reduce our cash needs may jeopardize our operations and future growth plans. Our current unrestricted capital resources include cash and available-for-sale securities of $1.1 million at September 30, 2016. We received $10 million in February 2016 and an additional $1 million in May 2016 under a litigation funding arrangement; however, these funds are for specified use in patent enforcement actions initiated in December 2015 and June 2016. Furthermore, our funding party is entitled to priority reimbursement and compensation from any litigation settlements, licenses and other patent-related proceeds. Without the generation of sufficient revenues and/or the receipt of proceeds sufficient to reimburse our litigation funder, our current capital resources will not be sufficient to meet our working capital needs for 2016, and we may require additional capital to fund our operations. Financing, if any, may be in the form of additional litigation funding arrangements or additional sales of equity securities, including common or preferred stock. Additional litigation funding arrangements will result in further reductions in the amount of net proceeds from litigation and/or licensing activities retained by us. The sale of preferred stock may result in the imposition of operational limitations and other covenants and payment obligations, any of which may be burdensome to us. The sale of equity securities, including common or preferred stock, may result in dilution to the current shareholders’ ownership. The long-term continuation of our business plan is dependent upon the generation of sufficient revenues from patent enforcement actions or the sale or license of our products or technologies, additional funding, reducing expenses or a combination of the foregoing. The failure to generate sufficient revenues, raise capital or reduce expenses will have a material adverse effect on our ability to achieve our long-term business objectives.

If our patents and intellectual property rights do not provide us with the anticipated market protections, our competitive position, business, and prospects will be impaired.

We rely on our intellectual property rights, including patents and patent applications, to provide competitive advantage and protect us from theft of our intellectual property. We believe that our patents are for entirely new technologies and that our patents are valid, enforceable and valuable. However, third parties have made claims of invalidity with respect to certain of our patents and other similar claims may be brought in the future. For example, in the Qualcomm I Action, the appellate court ruled that ten of eleven patent claims that were subject of our Qualcomm I Action were invalid. If our patents are shown not to be as broad as currently believed, or are otherwise challenged such that some or all of the protection is lost, we will suffer adverse effects from the loss of competitive advantage and our ability to offer unique products and technologies. As a result, there would be an adverse impact on our financial condition and business prospects. Furthermore, defending against challenges to our patents may give rise to material costs for defense and divert resources away from our other activities.

Our litigation can be time-consuming, costly and we cannot anticipate the results.

Since 2011, we have spent a significant amount of our financial and management resources to pursue patent infringement litigation against third parties. We believe this litigation, and others that we may in the future determine to pursue, could continue to consume management and financial resources for long periods of time. There can be no assurance that our current or future litigation matters will ultimately result in a favorable outcome for us. In addition, even if we obtain favorable interim rulings or verdicts in particular litigation matters, they may not be predictive of the ultimate resolution of the matter. Unfavorable outcomes could result in exhaustion of our financial resources and could otherwise hinder our ability to pursue licensing and/or product opportunities for our technologies which would have a material adverse impact on our financial condition, results of operations, cash flows, and business prospects. We have contingent fee arrangements in place with others to reduce our litigation related expenditures; however any litigation-based, or other patent related, amounts collected by us will be subject to contingency payments to our legal counsel and other funding parties which will reduce the amount retained by us.

We are subject to outside influences beyond our control, including new legislation that could adversely affect our licensing and enforcement activities and have an adverse impact on the execution of our business plan.

Our licensing and enforcement activities are subject to numerous risks from outside influences, including new legislation, regulations and rules related to obtaining or enforcing patents. For instance, the U.S. recently enacted sweeping changes to the U.S. patent system including changes that transition the U.S. from a “first-to-invent” to a “first to file” system and that alter the processes for challenging issued patents. To the extent that we are unable to secure patent protection for our future technologies and/or our current patents are challenged such that some or all of our protection is lost, we will suffer adverse effects to our ability to offer unique products and technologies. As a result, there would be an adverse impact on our financial position, results of operations and cash flows and our ability to execute our business plan.

Our industry is subject to rapid technological changes which if we are unable to match or surpass, will result in a loss of competitive advantage and market opportunity.

Because of the rapid technological development that regularly occurs in the wireless technology industry, we must continually devote substantial resources to developing and improving our technology and introducing new product offerings. For example, in the nine months ended September 30, 2016 and in the fiscal years 2015 and 2014, we spent approximately $2.5 million, $4.3 million and $7.3 million, respectively, on research and development and, we expect to continue to spend a significant amount in this area in the future. These efforts and expenditures are necessary to establish market share and, ultimately, to generate revenues. If another company offers better products or technologies, a competitive position or market window opportunity may be lost, and therefore our revenues or revenue potential may be adversely affected.

If our technologies and/or products are not commercially accepted, our developmental investment will be lost and our ability to do business will be impaired.

There can be no assurance that our research and development will produce commercially viable technologies and products, or that our technologies and products will be established in the market as improvements over current competitive offerings. If our existing or new technologies and products are not commercially accepted, the funds expended will not be recoverable, and our competitive and financial position will be adversely affected. In addition, perception of our business prospects will be impaired with an adverse impact on our ability to do business and to attract capital and employees.

Our business is highly reliant on our business relationships with baseband suppliers for support of the interface of their product to our technology and the support of our sales and marketing efforts to their customers, the failure of which will have an adverse impact on our business.

The successful commercialization of our products will be impacted, in part, by factors outside of our control including the success and timing of product development and sales support activities of the suppliers of baseband processors with which our products interface. Delays in or failure of a baseband supplier’s product development or sales support activities, such as occurred in the case of our relationship with VIA, will hinder the commercialization of our products which will have an adverse impact on our ability to generate revenues and recover development expenses.

We rely, in large part, on key business and sales relationships for the successful commercialization of our products, which if not developed or maintained, will have an adverse impact on achieving market awareness and acceptance and will result in a loss of business opportunity.

To achieve a wide market awareness and acceptance of our products and technologies, as part of our business strategy, we will attempt to enter into a variety of business relationships with other companies which will incorporate our technologies into their products and/or market products based on our technologies. The successful commercialization of our products and technologies will depend in part on our ability to meet obligations under contracts with respect to the products and related development requirements. The failure to develop or maintain these business relationships will limit the commercialization of our products and technologies which will have an adverse impact on our business development and our ability to generate revenues and recover development expenses.

We are highly dependent on Mr. Jeffrey Parker as our chief executive officer. If his services were lost, it would have an adverse impact on the execution of our business plan.

Because of Mr. Parker’s leadership position in the company and the respect he has garnered in both the industry in which we operate and the investment community, the loss of his services might be seen as an impediment to the execution of our business plan. If Mr. Parker was no longer available to the company, investors might experience an adverse impact on their investment. We currently have an employment agreement and maintain key-employee life insurance for our benefit for Mr. Parker.

If we are unable to attract or retain key executives and other highly skilled employees, we will not be able to execute our current business plans.

Our business is very specialized, and therefore it is dependent on having skilled and specialized key executives and other employees to conduct our research, development and customer support activities. The inability to obtain or retain these key executives and other specialized employees would have an adverse impact on the research, development and technical customer support activities that our products require. These activities are instrumental to the successful execution of our business plan.

Our outstanding options, warrants, and restricted share units may affect the market price and liquidity of the common stock.

At September 30, 2016, we had 13,100,344 shares of common stock outstanding and had 1,350,846 options, warrants, and restricted share units outstanding for the purchase and/or issuance of additional shares of common stock. Of these outstanding equity instruments, 959,396 were exercisable as of September 30, 2016. All of the shares of common stock underlying these securities are registered or are being registered for sale to the holder or for public resale by the holder. The amount of common stock available for the sales may have an adverse impact on our ability to raise capital and may affect the price and liquidity of the common stock in the public market. In addition, the issuance of these shares of common stock will have a dilutive effect on current shareholders’ ownership.

The price of our common stock may be subject to substantial volatility.

The trading price of our common stock has been and may continue to be volatile. Between September  30, 2014 and September 30, 2016 (after giving effect to the one-for-ten reverse stock split completed on March 29, 2016), the reported high and low sales prices for our common stock ranged between $1.50 and $13.30 per share. The price of our common stock may continue to be volatile as a result of a number of factors, some of which are beyond our control. These factors include, but are not limited to, developments in outstanding litigations, our performance and prospects, general conditions of the markets in which we compete, and economic and financial conditions. Such volatility could materially and adversely affect the market price of our common stock in future periods.

There can be no assurance that we will be able to maintain compliance with the listing standards for trading on the NASDAQ Capital Market or another national securities exchange.

From April 21, 2015 to April 15, 2016, we were not in compliance with the NASDAQ minimum bid price requirement of $1. While we were able to regain compliance with this requirement, there can be no assurance that we will be able to continue maintain such compliance, or that we will be able to maintain compliance with NASDAQ’s other continued listing standards. If we are unable to maintain compliance, our common stock may no longer be listed on NASDAQ or another national securities exchange and the liquidity and market price of our common stock may be adversely affected.

We do not currently pay dividends on our common stock and thus stockholders must look to appreciation of our common stock to realize a gain on their investments.

We do not currently pay dividends on our common stock and intend to retain our cash and future earnings, if any, to fund our business plan. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations and capital requirements. We therefore cannot offer any assurance that our board of directors will determine to pay special or regular dividends in the future. Accordingly, unless our board of directors determines to pay dividends, stockholders will be required to look to appreciation of our common stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

Provisions in our certificate of incorporation and by-laws could have effects that conflict with the interest of shareholders.

Some provisions in our certificate of incorporation and by-laws could make it more difficult for a third party to acquire control of us. For example, our board of directors is divided into three classes with directors having staggered terms of office, our board of directors has the ability to issue preferred stock without shareholder approval, and there are advance notification provisions for director nominations and submissions of proposals from shareholders to a vote by all the shareholders under the by-laws. Florida law also has anti-takeover provisions in its corporate statute.

We have a shareholder protection rights plan that may delay or discourage someone from making an offer to purchase the company without prior consultation with the board of directors and management, which may conflict with the interests of some of the shareholders.

On November 17, 2005, as amended on November 20, 2015, our board of directors adopted a shareholder protection rights plan which called for the issuance, on November 29, 2005, as a dividend, of rights to acquire fractional shares of preferred stock. The rights are attached to the shares of common stock and transfer with them. In the future the rights may become exchangeable for shares of preferred stock with various provisions that may discourage a takeover bid. Additionally, the rights have what are known as “flip-in” and “flip-over” provisions that could make any acquisition of the company more costly. The principal objective of the plan is to cause someone interested in acquiring the company to negotiate with the board of directors rather than launch an unsolicited bid. This plan may limit, prevent, or discourage a takeover offer that some shareholders may find more advantageous than a negotiated transaction. A negotiated transaction may not be in the best interests of the shareholders.

USE OF PROCEEDS

We intend to use the proceeds derived from the exercise of stock options and other stock-based awards, as applicable, under the 2011 Plan for working capital and general corporate purposes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Our Company,” “Risk Factors,” and elsewhere in this prospectus and in the documents incorporated by reference herein are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact. You can identify these statements by words such as “may,” “will,” should,” “estimates,” “plans,” “expects,” “believes,” “intends” and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include those discussed in “Our Company,” “Risk Factors,” and elsewhere in this prospectus and in the documents incorporated herein by reference. You are cautioned not to place undue reliance on any forward-looking statements. We are under no duty to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

THE 2011 PLAN

The 2011 Plan was originally approved by our stockholders on September 28, 2011. Amendments to the 2011 Plan (i) to increase the aggregate number of shares authorized for issuance by 700,000 shares, from 500,000 shares to 1,200,000 shares, and (ii) to clarify that outstanding awards may not be exchanged for cash or other property having a value greater than the excess, if any, of the fair market value of the shares underlying the award over the aggregate exercise price of the award, were approved by our stockholders on June 17, 2014. Further amendments to the 2011 Plan to increase the aggregate number of shares authorized for issuance by 750,000 shares, from 1,200,000 shares to 1,950,000 shares, were approved by our stockholders on August 12, 2016.

Unless terminated by the board, the 2011 Plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the effective date of the plan.

The purpose of the plan is to enable us to offer our employees, officers, directors and consultants whose past, present and/or potential contributions to us have been, are or will be important to our success, an opportunity to acquire a proprietary interest in us. The various types of incentive awards that may be provided under the plan are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business.

The 2011 Plan reserves 1,950,000 shares of our common stock for issuance in accordance with the plan’s terms. Stock options, stock appreciation rights, restricted stock and other stock-based awards may be granted under the plan. Options granted under the plan may qualify for treatment as incentive stock options. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of ours.

All employees, officers, directors and consultants of ours, including the individuals conducting this solicitation on our behalf, will be eligible to be granted awards under the 2011 Plan. No allocations of shares under the 2011 Plan have been made in respect of the executive officers or any other group. All awards will be subject to the recommendations of a committee designated by our board of directors and approval by such committee.

The 2011 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Awards under the 2011 Plan may constitute performance-based compensation not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”).

A summary of the principal features of the 2011 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2011 Plan, which is attached as Exhibit 10.1 to our Current Report on Form 8-K under the Securities Act filed with the SEC on August 18, 2016 (File No. 000-22904), which is available over the Internet at the SEC’s web site at http://www.sec.gov. In addition, participants in the 2011 Plan may obtain additional information about the plan or its administration from us. Requests should be directed to, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256, telephone number (904) 732-6100, Attention: Chief Financial Officer.

Administration

The 2011 Plan must be administered by a committee of our board of directors comprised of at least two directors, all of whom are “outside directors,” as defined in the regulations issued under Section 162(m) of the IRC, and “non-employee “ directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. References herein to the “committee” are to the committee that administers the 2011 Plan. Presently, our compensation committee administers the plan. The members of the compensation committee are appointed annually, and may be removed at any time, by our board of directors.

The committee has authority, subject to the provisions of the 2011 Plan, to award any of the following, either alone or in tandem with each other: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock and (iv) other stock-based awards. Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the 2011 Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the shares surrendered by the holder or withheld by the company will not be available for future award grants under the plan.

Under the plan, on a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the plan or the aggregate number of shares reserved for issuance under the plan.

Eligibility

We may grant awards under the 2011 Plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success. Incentive stock options may be granted only to people who are employees of ours or one of our subsidiaries at the time of grant.

Types of Awards

Options. The 2011 Plan provides both for “incentive” stock options as defined in Section 422 of the IRC, and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the plan. The committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of our plans), measured at the date of the grant, may not exceed $100,000.

An incentive stock option may only be granted within a ten-year period commencing with shareholder approval of the 2011 Plan and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock.

Subject to any limitations or conditions the committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability or normal retirement, the holder may still exercise his or her vested stock options for a period of 12 months, or such other greater or lesser period as the committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine, or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by us without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the committee may determine but not beyond the balance of the stock option’s term.

Stock Appreciation Rights. Under the 2011 Plan, we may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or we may grant them alone and unrelated to an option. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right in tandem with a stock option will not affect the number of shares of common stock available for awards under the plan. In such event, the number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock. Under the 2011 Plan, we may award shares of restricted stock either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

The 2011 Plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. We will retain custody of all dividends and distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained dividends and distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to vote the shares.

Other Stock-Based Awards. Under the 2011 Plan, we may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2011 Plan or any of our other plans.

Accelerated Vesting and Exercisability

If any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, and the company’s board of directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the 2011 Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the company acquires its stock in exchange for property is not treated as an acquisition of stock.

The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, which has been approved by the company’s board of directors, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the 2011 Plan, or (ii) require a holder of any award granted under the plan to relinquish such award to the company upon the tender by the company to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the 2011 Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the IRC.

Award Limitation

No participant may be granted awards for more than 150,000 shares in any calendar year.

Other Limitations

The committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no payment of cash or other property having a value greater than fair market value, as defined in the 2011 Plan, may be made, and no option or stock appreciation right with a lower exercise price may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right.

Noncompetition, Nonsolicitation, Confidential Information

If a holder’s employment with us or one of our subsidiaries is terminated for any reason whatsoever, and within 12 months after the date thereof such holder either (i) accepts employment with any competitor of ours or any of our subsidiaries, or otherwise engages in competition with us or any of our subsidiaries, (ii) solicits any of our or our subsidiaries’ customers or employees to do business with or render services to the holder or any business with which the holder becomes affiliated or to which the holder renders services or (iii) uses or discloses to anyone outside our company any of our or our subsidiaries’ confidential information or material in violation of our policies or any agreement between the holder and us or any of our subsidiaries, the committee, in its sole discretion, may require such holder to return to us the economic value of any award that was realized or obtained by such holder at any time during the period beginning on the date that is six months prior to the date such holder’s employment with us is terminated. In such event, holder agrees to remit to us, in cash, an amount equal to the difference between the fair market value (as defined in the 2011 Plan) of the shares on the date of termination (or the sales price of such shares if the shares were sold during such six month period) and the price the holder paid us for such shares.

Termination for Cause

If a holder’s employment with us or one of our subsidiaries is terminated for cause, the committee may, in its sole discretion, require such holder to return to us the economic value of any award that was realized or obtained by such holder at any time during the period beginning on that date that is six months prior to the date such holder’s employment with us is terminated. In such event, holder agrees to remit to us, in cash, an amount equal to the difference between the fair market value (as defined in the 2011 Plan) of the shares on the date of termination (or the sales price of such shares if the shares were sold during such six month period) and the price the holder paid us for such shares.

Withholding Taxes

When an award is first included in the gross income of the holder for federal income tax purposes, the holder will be required to make arrangements regarding the payment of all federal, state and local withholding tax requirements, including by settlement of such amount in shares of our common stock. The obligations of our company under the 2011 Plan are contingent on such arrangements being made.

Written Agreements

Each award granted under the 2011 Plan shall be confirmed by, and shall be subject to the terms of, an agreement executed by us and the holder, or such other document as may be determined by the committee. The committee may terminate any award made under the plan if the agreement relating thereto is not executed and returned to us within 10 days after the agreement has been delivered to the holder for his or her execution.

Term and Amendments

Unless terminated by the board, the 2011 Plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the effective date of the plan. The board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

To the extent applicable, all awards granted, and all agreements entered into, under the 2011 Plan are intended to comply with Section 409A of the IRC, which relates to deferred compensation under nonqualified deferred compensation plans. The committee, in administering the plan, intends, and the parties entering into any agreement intend, to restrict provisions of any awards that may constitute deferred receipt of compensation subject to Section 409A requirements to those consistent with this Section. The Board may amend the 2011 Plan to comply with Section 409A in the future.

RESTRICTIONS ON RESALE OF SHARES ACQUIRED UNDER THE 2011 PLAN

Options

Persons who, on or after the date of this prospectus, purchase shares of common stock upon the exercise of stock options granted under the 2011 Plan will be free to resell those shares without restriction under the exemption from registration provided by Section 4(1) of the Securities Act, except for those persons who are our “affiliates.” An “affiliate” is defined under the Securities Act as a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, our company. In general, persons with the power to manage and direct our policies, and relatives of such persons, among others, may be deemed to be our affiliates. Such affiliates may only resell their shares pursuant to an appropriate effective registration statement under the Securities Act or pursuant to an available exemption from registration.

If an affiliate wishes to resell or reoffer shares purchased under the 2011 Plan, and if a registration statement is not in effect with respect to the resale of such shares, the affiliate will be obliged as a precondition to any resale or reoffer to comply with either (i) Rule 144 under the Securities Act or (ii) some other applicable exemption under the Securities Act.

Each person who may be an affiliate should, prior to reselling or reoffering any option shares, consult with counsel to determine whether he or she may be subject to the foregoing restrictions.

Restricted Stock

Shares of restricted stock acquired under the 2011 Plan are subject to the terms, conditions and restrictions placed on such securities by the 2011 Plan and the committee. Restricted stock may not be sold, pledged, transferred, exchanged, assigned or otherwise encumbered during applicable restriction and deferral periods.

Section 16(b) Limitations

Certain of the persons participating in the 2011 Plan may be subject to limitations imposed by Section 16(b) of the Exchange Act and, as such, may not purchase and sell our securities in any six-month period without subjecting themselves to liability thereunder. Persons subject to the limitations of Section 16(b) should consult with counsel before exercising, purchasing, selling or otherwise transferring our securities.

Insider Trading Policy

Persons participating in the 2011 Plan will be subject to limitations imposed by our Insider Trading Policy, as such policy may be amended from time to time.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the federal income tax consequences of participation in the 2011 Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 2011 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively. The 2011 Plan is not qualified under Section 401(a) of the IRC.

Incentive stock options

Participants will recognize no taxable income upon the grant of an incentive stock option. The participant generally will realize no taxable income when the incentive stock option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

Non-Qualified Stock Options

With respect to non-qualified stock options:

•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

•
upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•	we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the IRC to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock Appreciation Rights

Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted Stock

A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the IRC, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.

Other Stock-Based Awards

The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Section 162(m) Limits

Section 162(m) of the IRC places a limit of $1,000,000 on the amount of compensation that a publicly traded company may deduct in any one year with respect to each of its chief executive officer and 4 most highly paid executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The plan is qualified such that awards under the plan may constitute performance-based compensation not subject to Section 162(m) of the IRC. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the plan provides that the maximum number of shares for which awards may be made to any employee in any calendar year is 150,000.

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the IRC, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards that may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements.

It is our intention that any award agreement governing awards subject to Section 409A will comply with these rules.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by ParkerVision, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of this prospectus.

ParkerVision, Inc.

1,950,000 Shares of Common Stock

PROSPECTUS

November [●], 2016

PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed on March 30, 2016 and amended on April 27, 2016);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 (filed on May 16, 2016), June 30, 2016 (filed on August 15, 2016), and September 30, 2016 (filed November 14, 2016);

•
our Current Reports on Form 8-K dated January 15, 2016 (filed on January 19, 2016), January 21, 2016 (filed on January 21, 2016), January 25, 2016 (filed on January 25, 2016), February 25, 2016 (filed on February 26, 2016), March 24, 2016 (filed on March 29, 2016), April 14, 2016 (filed on April 15, 2016), May 27, 2016 (filed on May 31, 2016), June 1, 2016 (filed on June 6, 2016), July 6, 2016 (filed on July 7, 2016), July 8, 2016 (filed on July 8, 2016), July 15, 2016 (filed on July 18, 2016), August 12, 2016 (filed on August 18, 2016) and August 15, 2016 (filed on August 22, 2016);

•	Proxy Statement dated June 24, 2016, used in connection with the annual meeting of shareholders that was held on August 12, 2016; and

•
our Form 8-A declared effective on November 30, 1993, registering our common stock, under Section 12(g) of the Securities Exchange Act of 1934, as amended, and our Form 8-A effective on November 22, 2005, as amended on November 20, 2015, registering rights to purchase our Series E Preferred Stock, under Section 12(g) of the Securities Exchange Act of 1934, as amended.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

Graubard Miller issued the opinion as to the legality of the shares of the Company’s common stock being registered pursuant to this registration statement. Graubard Miller owns 25,000 shares of the Company’s common stock.

Item 8.	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this 14th day of November, 2016.

PARKERVISION, INC.

By:	/s/ Jeffrey Parker
Jeffrey Parker, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey L. Parker and Cynthia L. Poehlman, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ Jeffrey L. Parker	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 14, 2016
Jeffrey L. Parker
By:	/s/ Cynthia L. Poehlman	Chief Financial Officer and Secretary (Principal Accounting Officer)	November 14, 2016
Cynthia L. Poehlman
By:	/s/ David F. Sorrells	Chief Technical Officer and Director	November 14, 2016
David F. Sorrells

By:	/s/ William A. Hightower	Director	November 14, 2016
William A. Hightower

Signature		Title	Date
By:	/s/ John Metcalf	Director	November 14, 2016
John Metcalf

By:	/s/ Robert G. Sterne	Director	November 14, 2016
Robert G. Sterne

By:	/s/ Nam P. Suh	Director	November 14, 2016
Nam P. Suh

By:	/s/ Papken S. Der Torossian	Director	November 14, 2016
Papken S. Der Torossian

EXHIBIT INDEX

Exhibit No.	Description

4.1	ParkerVision, Inc. 2011 Long-Term Incentive Equity Plan, as Amended and Restated (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed August 18, 2016).

5.1*	Opinion of Graubard Miller.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered certified public accountants for Registrant.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

*	Filed herewith.